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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.
CONCORD COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)
COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Computer Associates International, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Concord Communications, Inc.
Commission File No.: 0-23067

        On April 7, 2005, Computer Associates International, Inc. and Concord Communications, Inc. issued the following press release in connection with Computer Associates' execution of a definitive agreement to acquire Concord Communications, Inc.  A copy of the press release is set forth below.

Contacts:	Shannon Lapierre Public Relations office: (631) 342-3839 cell: (631) 748-5025 shannon.lapierre@ca.com	Olivia Bellingham Investor Relations office: (631) 342-4687 olivia.bellingham@ca.com	Denise DesChenes/Susan Burns Citigate Sard Verbinnen (212) 687-8080 ddeschenes@sardverb.com

CA TO ACQUIRE CONCORD COMMUNICATIONS

  •
  All-Cash Transaction Valued at $17 Per Share or Approximately $330 Million

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  Acquisition of Leading Network Service Management Software Provider Expands CA's Leadership in Enterprise Systems Management

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  Webcast Today at 9:30 a.m. EDT at http://ca.com/invest

        ISLANDIA, N.Y. and MARLBORO, Mass., April 7, 2005—Computer Associates International, Inc. (NYSE:CA) and Concord Communications, Inc. (NASDAQ:CCRD) today announced they have signed a definitive agreement for CA to acquire Concord, a leading provider of network service management software solutions, in an all-cash transaction valued at $17 per fully diluted common share, or approximately $330 million. CA will also assume approximately $20 million in net debt from Concord for a total purchase price of $350 million.

        The acquisition, which is subject to customary regulatory approvals and the approval of Concord's shareholders, extends CA's leadership in the global enterprise management market. Concord's eHealth technology, which provides proactive network performance management and predictive capacity planning, has been widely embraced by telecommunications companies, service providers and enterprises around the world.

        In addition, Concord's service management offering provides complete management of leading-edge technologies, including VoIP (Voice over IP) and wireless mobile networks, strategically placing its solutions in the emerging high-growth network services market.

        "With CA's acquisition of Concord, we can provide our mutual customers with the broadest and deepest enterprise systems management offerings in the industry," said CA President and CEO John Swainson. "This strategic combination significantly advances CA's position in the high-growth network and systems management marketplace, and, with the integration of our Unicenter solutions, will extend CA's overall leadership in systems management."

        Concord recently acquired Aprisma Management Technologies, Inc. and its SPECTRUM Business Service Intelligence software, which manages the availability of IT infrastructures and the business services that rely on them. SPECTRUM's sophisticated service modeling and patented technology in the areas of root cause analysis, relationship mapping, impact analysis, topology discovery, and condition correlation will be of significant value to CA customers as part of the company's Unicenter solutions portfolio.

        "This strategic acquisition is expected to be a big win for Concord's customers," said Concord Chairman, President and CEO Jack Blaeser. "The integration of these two companies' people and technology—Concord's market-leading intelligent software solutions that proactively manage business services, with CA's Unicenter suite of management products—will create a powerful and unique resource to address the evolving challenges of organizations that depend on the reliable, efficient operation of highly complex IT environments."

        The acquisition is expected to be completed by the end of CA's first fiscal quarter, ending June 30, 2005, pending regulatory approval and the approval of Concord's shareholders. The acquisition is expected to be neutral in fiscal 2006 and slightly accretive in fiscal 2007.

        Concord's operations will be integrated into CA's newly created Enterprise Systems Management Business Unit, headed by Senior Vice President and General Manager Alan Nugent. Combined with

Unicenter, CA's best-in-class enterprise systems management offering, these technologies will provide CA and Concord customers with the broadest and deepest solutions to manage their IT infrastructure.

        It is anticipated that the vast majority of Concord's approximately 640 employees will remain with CA after the completion of the transaction.

Conference Call

        CA will hold a conference call to discuss the strategic acquisition at 9:30 a.m. EDT today. Investors and the media can access the call via webcast at http://ca.com/invest, or by calling (706) 679-5227.

About CA

        Computer Associates International, Inc. (NYSE:CA), one of the world's largest management software companies, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y. and serves customers in more than 140 countries. For more information, please visit http://ca.com.

About Concord Communications, Inc.

        Concord Communications, Inc. (Nasdaq: CCRD) is a global provider of Business Service Management (BSM) software that reduces IT downtime, improves capacity planning, and optimizes service level management—thereby enabling customers to increase revenue and productivity. Built on more than 100 technology patents, Concord's family of world-class solutions addresses the needs of enterprise customers across 17 vertical markets, managed service providers, and both wireless and wireline telecommunications carriers. These solutions enable organizations of all sizes to map IT services to business needs, measure the actual end-user experience, and manage voice or data applications, systems, and networks.

        More than 7,500 customers worldwide use Concord's software, including 23 of the world's 24 largest service providers, 14 of the world's 20 largest banks, and 11 of the world's 20 largest insurance companies. Founded in 1986 and headquartered in Marlboro, Massachusetts, USA, Concord maintains offices around the globe and can be found on the web at http://www.concord.com.

Cautionary Statement Regarding Forward-Looking Statements

        Certain statements in this press release regarding the proposed transaction between CA and Concord, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding CA's or Concord's future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties' ability to consummate the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Concord's operations into those of CA; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Concord; the CA deferred prosecution agreement with the United States Attorney's Office of the Eastern District, including that CA could be charged with criminal offenses if it violates this agreement; the agreement that CA entered into with the Securities and Exchange Commission ("SEC"), including that CA may be subject to substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission investigations, including shareholder derivative litigation; CA and Concord are subject to intense competition and increased competition is expected in the future; risks associated with the recent loss and ongoing replacement of key personnel; CA's products must remain compatible with, and CA's product development is dependent upon access to, changing operating environments; CA has a significant amount of debt; CA's credit ratings have been downgraded and could be downgraded further; customers are still adapting to CA's Business Model; the failure to protect either party's intellectual property rights may weaken its competitive position; certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party's products; CA may become dependent upon large transactions; the market for some or all of CA' key product areas may not grow; customer decisions are influenced by general economic conditions; third parties may claim that either party's products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect either party's business; the volatility of the international marketplace; and the other factors described in CA's Annual Report on Form 10-K for the year ended March 31, 2004 and its most recent quarterly report filed with the SEC, and Concord's Annual Report on Form 10-K for the year ended December 31, 2004. CA and Concord assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

        This communication may be deemed to be solicitation material in respect of the proposed acquisition of Concord by CA. In connection with the proposed acquisition, CA and Concord intend to file relevant materials with the SEC, including Concord's proxy statement on Schedule 14A. STOCKHOLDERS OF CONCORD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CONCORD'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov, and Concord stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Concord. Such documents are not currently available.

Participants in Solicitation

        CA and its directors and executive officers, and Concord and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Concord common stock in respect of the proposed transaction. Information about the directors and executive officers of CA is set forth in the proxy statement for CA's 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Concord is set forth in the proxy statement for Concord's 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2005. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

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        © 2005 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

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CA TO ACQUIRE CONCORD COMMUNICATIONS